Exhibit 99.1

Progenity Provides Corporate Update and Reports

Fourth Quarter and Full Year 2021 Financial Results

Accelerated Company Transformation Toward Oral Delivery of Biotherapeutics and Targeted Therapeutics Programs

Progressed Company’s Targeted Therapeutics Clinical Programs with Initiation of Clinical Device Performance Study in Patients with Ulcerative Colitis

Management will host conference call and webcast today at 4:30 p.m. Eastern / 1:30 p.m. Pacific

SAN DIEGO, March 28, 2022 – Progenity, Inc. (Nasdaq: PROG), an innovative biotechnology company, today provided a corporate update and reported financial results for the fourth quarter and full-year ended December 31, 2021.

In the fourth quarter Progenity made important progress in transforming into an innovation-led biotherapeutics company initially focused on its targeted and systemic biotherapeutics platforms.

The strategy of achieving rapid induction and remission in ulcerative colitis (UC) patients through targeted delivery of therapeutics directly to the tissue of the lower gastrointestinal (GI) tract, which cannot currently be achieved, is gaining momentum. Progenity and its associated key opinion leaders presented at important scientific conferences during the fourth quarter and, more recently, key data demonstrating the potential benefits of that therapeutic approach.

“Progenity is making great strides in its transformation into a biotherapeutics company. In the last few months we have completed the sale of our Avero affiliate, strengthened the focus of the company on our oral therapeutics programs and positioned the company to successfully deliver on its potential to impact the treatment of serious diseases,” said Adi Mohanty, Chief Executive Officer of Progenity.

Mr. Mohanty continued, “We are on track to complete our transformation in the first half of 2022, and look forward to the execution of important clinical study phases of our therapeutics programs this year, which we believe will confirm our early lab and animal data. We are particularly keen to see the progress of our targeted therapeutics program in UC where there is a significant unmet need and growing recognition of the potential of our therapeutic solution as a significant step forward by key opinion leaders”.

Fourth Quarter 2021 Results and Other Recent Corporate Highlights

•
Completed its first clinical device performance study, which evaluated the safety and tolerability of the Drug Delivery System (DDS) capsule and validation of the device’s localization and delivery function in healthy volunteers.
•
Initiated a follow-on clinical device performance study evaluating the performance of the DDS device in patients with active ulcerative colitis.
•
Participated in the fourth annual Inflammatory Bowel Disease (IBD) Innovate Product Development for Crohn’s & Colitis conference to highlight the important developments achieved so far with the company’s Targeted Therapeutics program.
•
Clinical collaborators presented patient data on indicators of efficacy in the treatment of GI disorders at the 17th Congress of the European Crohn’s and Colitis Organization (ECCO), and in an oral presentation during the 34th edition of the Belgian Week of Gastroenterology.
•
Clinical collaborators presented patient data exploring potential causes for the 30% of patients who are primary non-responders to anti-TNF therapies during the 17th Congress of ECCO.
•
Was granted several patents related to the company’s ingestible technologies for delivery of therapeutics via the GI tract.
•
Preecludia™ validation study results for preeclampsia were published in the Journal of Pharmaceutical and Biomedical Analysis.
•
Raised $46 million in gross proceeds through warrant exercises and $5 million through its ATM program.
•
Raised $20 million through a registered direct offering and reduced its non-affiliated debt by 38% through an exchange offer of $20.2 million of convertible notes.
•
Completed the sale of its Avero affiliate and ended the year with an improved liquidity position heading into 2022. Combined with a substantially reduced cash burn, Progenity has extended cash runway to support its clinical development programs into 2023.
•
Strengthened the management team and Board of Directors with the appointment of Adi Mohanty as CEO and member of the Board of Directors, and the appointment of Jill Howe as a member of the Board of Directors and chair of the Audit Committee. The company also improved its corporate governance profile with the appointment of its lead independent director, Jeffrey Alter, as Chairman of the Board of Directors.

Fourth Quarter and Full Year 2021 Financial Results

Comparison of Three Months Ended December 31, 2021 and September 30, 2021

The company generated $7.7 million in revenues during the fourth quarter, out of which $7.2 million came from discontinued operations. The company generated $9.7 million in revenues during the third quarter, out of which $9.5 million came from discontinued operations. Operating expenses were $20.6 million for the three months ended December 31, 2021, compared to $30.7 million for the three months ended September 30, 2021.

Net loss was $92.9 million for the three months ended December 31, 2021 and net loss per share was $0.56, compared to net loss of $43.7 million and net loss per share of $0.46 for the three months ended September 30, 2021.

Net loss from discontinued operations was $10.1 million for the three months ended December 31, 2021 and net loss per share for discontinued operations was $0.06, compared to net loss from discontinued operations of $6.9 million and net loss per share of $0.07 for the three months ended September 30, 2021.

Comparison of Three Months Ended December 31, 2021 and 2020

Operating expenses were $20.6 million for the three months ended December 31, 2021, compared to $28.5 million for the three months ended December 31, 2020.

Net loss was $92.9 million for the three months ended December 31, 2021 and net loss per share was $0.56, compared to net loss of $75.5 million and net loss per share of $1.53 for the three months ended December 31, 2020.

Net loss from discontinued operations was $10.1 million for the three months ended December 31, 2021 and net loss per share for discontinued operations was $0.06, compared to net loss from discontinued operations of $23.0 million and net loss per share for discontinued operations of $0.47 for the three months ended December 31, 2020.

Comparison of Full Year Ended December 31, 2021 and 2020

The company generated $60.6 million in revenues during the year ended December 31, 2021, of which $59.4 million were generated from discontinued operations. The company generated $74.3 million in revenues during the year ended December 31, 2020, of which $74.2 million were generated from discontinued operations. Operating expenses were $119.1 million for the year ended December 31, 2021, compared to $107.8 million for the year ended December 31, 2020.

Net loss was $247.4 million for the year ended December 31, 2021 and net loss per share was $2.57, compared to net loss of $192.5 million and net loss per share of $7.00 for the year ended December 31, 2020.

Net loss from discontinued operations was $68.9 million for the year ended December 31, 2021 and net loss per share for discontinued operations was $0.72, compared to net loss from discontinued operations of $87.4 million and net loss per share for discontinued operations of $3.18 for the year ended December 31, 2020.

Webcast and Conference Call Information

Progenity will host a webcast and conference call to discuss the third quarter financial results and answer investment community questions today, Monday, March 28, 2022 at 4:30 p.m. Eastern / 1:30 p.m. Pacific. The live call may be accessed by dialing 877-423-9813 for domestic callers and 201-689-8573 for international callers and entering the conference code: 13727360. A live webcast and archive of the call will be available online from the investor relations section of the company website at www.progenity.com.

About Progenity

Progenity, Inc. is a biotechnology company innovating in the fields of gastrointestinal health and oral biotherapeutics and is developing a suite of investigational ingestible devices designed to provide precise drug delivery solutions and diagnostic sampling. Progenity’s vision is to transform healthcare to become more precise and personal by improving patient outcomes through localized treatment with targeted therapies and improving disease diagnoses.

For more information, visit www.progenity.com or follow the company on LinkedIn or Twitter.

Safe Harbor Statement or Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements, other than statements of historical facts included in this press release, including statements concerning the progress and future expectations of our research and development efforts, expectations regarding future cash burn and cash burn and expectations regarding cost savings resulting from cost-cutting measures are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements reflect our plans, estimates, and expectations, as of the date of this press release. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in this press release. Such risks, uncertainties, and other factors include, among others, our ability to innovate in the field of precision medicine, our ability to obtain and maintain regulatory approval or clearance of our products on expected timelines or at all, our plans to research, develop, and commercialize new products, the unpredictable relationship between preclinical study results and clinical study results, our expectations regarding future test volumes and revenues, our ability to raise sufficient capital to achieve our business objectives, the ongoing COVID-19 pandemic, and those risks described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Progenity’s Annual Report on Form 10-K for the year ended December 31, 2021 to be filed with the SEC and other subsequent documents, including Quarterly Reports, that we file with the SEC.

Progenity expressly disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:

Chuck Padala

Managing Director, LifeSci Advisors

ir@progenity.com

(917) 741-7792

Media Contact:

Kristin Schaeffer

CG Life

media@progenity.com

(858) 457-2436

Progenity, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended
	December 31, 2021	September 30, 2021
Revenues	$435	$182
Cost of sales	—	—
Gross profit	435	182
Operating expenses:
Research and development	8,485	12,226
Selling and marketing	321	573
General and administrative	11,788	17,944
Total operating expenses	20,594	30,743
Loss from operations	(20,159)	(30,561)
Interest income (expense), net	(2,186)	(3,458)
Loss on warrant liability	(48,339)	(3,322)
Other income (expense), net	(12,222)	467
Loss before income taxes	(82,906)	(36,874)
Income tax benefit	(119)	—
Loss from continuing operations	(82,787)	(36,874)
Loss from discontinued operations	(10,087)	(6,870)
Net loss	$(92,874)	$(43,744)
Net loss per share from continuing operations, basic and diluted	$(0.50)	$(0.38)
Net loss per share from discontinued operations, basic and diluted	$(0.06)	$(0.07)
Net loss per share, basic and diluted	$(0.56)	$(0.46)
Weighted average shares outstanding, basic and diluted	166,072,192	95,846,672

Progenity, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Revenues	$435	106	$1,247	$162
Cost of sales	—	—	—	—
Gross profit	435	106	1,247	162
Operating expenses:
Research and development	8,485	11,226	45,785	47,743
Selling and marketing	321	1,151	4,758	5,949
General and administrative	11,788	16,110	68,541	54,089
Total operating expenses	20,594	28,487	119,084	107,781
Loss from operations	(20,159)	(28,381)	(117,837)	(107,619)
Interest income (expense), net	(2,186)	(2,687)	(12,636)	(9,915)
Loss on warrant liability	(48,339)	—	(54,157)	—
Other income (expense), net	(12,222)	(21,294)	5,990	(25,084)
Loss before income taxes	(82,906)	(52,362)	(178,640)	(142,618)
Income tax benefit	(119)	164	(119)	(37,532)
Loss from continuing operations	(82,787)	(52,526)	(178,521)	(105,086)
Loss from discontinued operations	(10,087)	(23,002)	(68,891)	(87,442)
Net loss	(92,874)	(75,528)	(247,412)	(192,528)
Dividend paid to preferred stockholders	—	—	—	(268)
Net loss attributable to common stockholders	$(92,874)	$(75,528)	$(247,412)	$(192,796)
Net loss per share from continuing operations, basic and diluted	$(0.50)	$(1.07)	$(1.86)	$(3.82)
Net loss per share from discontinued operations, basic and diluted	$(0.06)	$(0.47)	$(0.72)	$(3.18)
Net loss per share, basic and diluted	$(0.56)	$(1.53)	$(2.57)	$(7.00)
Net loss per share attributable to common stockholders, basic and diluted	$(0.56)	$(1.53)	$(2.57)	$(7.01)
Weighted average shares outstanding, basic and diluted	166,072,192	49,288,579	96,154,672	27,512,876

Progenity, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	December 31, 2021	December 31, 2020

Assets
Current assets:
Cash and cash equivalents	$88,397	$92,076
Accounts receivable, net	653	6,634
Prepaid expenses and other current assets	7,232	8,632
Current assets of disposal group held for sale	2,147	18,996
Total current assets	98,429	126,338
Property and equipment, net	4,012	8,106
Other assets	326	169
Goodwill	6,072	6,072
Long-term assets of disposal group held for sale	—	13,755
Total assets	$108,839	$154,440
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$8,709	$17,379
Accrued expenses and other current liabilities	34,157	54,437
Warrant liability	18,731	—
Current portion of mortgages payable and capital lease obligations	12	338
Current liabilities of disposal group held for sale	—	516
Total current liabilities	61,609	72,670
Mortgages payable and capital lease obligations, net of current portion	—	1,317
Convertible notes, net	126,392	158,886
Embedded derivative liability	—	18,370
Other long-term liabilities	5,814	8,667
Long-term liabilities of disposal group held for sale	—	1,524
Total liabilities	$193,815	$261,434
Stockholders' deficit:
Common stock	146	59
Additional paid-in capital	722,646	452,992
Accumulated deficit	(788,686)	(541,274)
Treasury stock	(19,082)	(18,771)
Total stockholders' deficit	(84,976)	(106,994)
Total liabilities and stockholders' deficit	$108,839	$154,440